STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (this "Agreement"), is effective as of July 30, 2005, and is entered into by and among WORLD FITNESS SALES, a Cayman Island corporation ("Seller"), and GOODWAY HOLDING CO, ("Purchaser").

                                    RECITALS:

                  A. Seller is the owner of seventy percent (70%) of the issued and outstanding shares of capital stock and related equity interests (the "Shares") of Xiamen Cowell Industrial, Ltd, a company incorporated under the laws of The People's Republic of China (the "Company"); and

                  B. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the Shares, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                               ARTICLE I

                PURCHASE AND SALE; REPURCHASE OPTION

                  SECTION 1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, assigns, transfers and delivers to Purchaser, and Purchaser hereby purchases from Seller, the Shares, free and clear of all options, pledges, security interests, liens or other encumbrances or restrictions on voting or transfer ("Encumbrances"), other than restrictions imposed by Federal, state or other governmental securities laws (and other than restrictions that will be imposed following the consummation of the transactions contemplated hereby pursuant to Section 1.4 hereof).

                  SECTION 1.2 Purchase Price. Subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and inconsideration of the sale, assignment, transfer and delivery of the Shares, Purchaser shall pay to Seller the sum of Ten Million Fourteen and 57/100 Dollars ($10,000,014.57) (the "Purchase Price"), the receipt and sufficiency of which is acknowledged by Seller. The Purchase Price shall be paid through the satisfaction in full of, and irrevocable and unconditional release of all claims for payment in respect of, all amounts due from Seller to Purchaser with respect to the invoices set forth on Exhibit A hereto (the "Accounts").

                  SECTION 1.3 Closing.

                  (a) Contemporaneously with the execution of this Agreement, Seller shall deliver or cause to be delivered to Purchaser a stock certificate evidencing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank.

                  (b) Purchaser's execution of this Agreement shall constitute its satisfaction in full of, and irrevocable and unconditional release of all claims for payment in respect of, all amounts due from Seller to Purchaser with respect to the Accounts, and, at such time, all such Accounts shall be deemed paid in full.

                  SECTION 1.4 Repurchase Option and Right of First Refusal. As a material inducement to Seller to enter into this Agreement, the parties hereby covenant and agree (a) within forty-five (45) days from the date hereof to negotiate in good faith the execution and delivery of an agreement with respect to the granting of an option (the "Option") to Seller to repurchase the Shares on such terms and for such price as the parties shall agree and provide for in the Option, if, as, and when executed, and (b) the Purchaser hereby grants to the Seller a right of first refusal on any of transfer, sale or other disposition of the Shares by Purchaser and agrees in the case of any such transfer to give the Seller not less than thirty days notice (the "Notice Period") of any such proposed sale of the Shares by the Purchaser together with the proposed terms of sale and the consideration to be paid therefore during which Notice Period the Seller may elect by written notice to the Purchaser to purchase all but not less than all of the Shares on the same terms and for the same consideration specified in the notice of proposed transfer within forty-five (45) days from the Seller's notice to Purchaser of its election to purchase the Shares.

                  SECTION 1.5 Supply Agreement. As a material inducement to the Purchaser to enter into the Agreement, the parties hereby covenant and agree within forty-five (45) days following the date of this Agreement to negotiate in good faith the execution and delivery of a supply agreement on terms and conditions mutually satisfactory to each of the parties.

                              ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SELLER

                  All of the following representations and warranties are made only with respect to the Company and its assets as it and they will be transferred to the Purchaser pursuant to this Agreement. Based on the foregoing limitation, Seller represents and warrants to Purchaser as of the date hereof as follows:

                  SECTION 2.1 Ownership of Stock. The Shares are owned by Seller free and clear of all Encumbrances, other than restrictions imposed by Federal and state securities laws. Upon the consummation of the transactions contemplated hereby, Purchaser will acquire title to the Shares, free and clear of all Encumbrances, other than restrictions imposed by Federal and state securities laws.

                  SECTION 2.2 Consents, Absence of Conflicts. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate or shareholder action. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby and performance by Seller of its obligations hereunder, assuming the receipt of the consents, approvals and waivers required pursuant to
Section 6.2, will not violate or conflict with any term, condition or provision of any agreement to which Seller is a party or by which its properties are bound and which violation or conflict would reasonably be expected to have a material adverse effect on the Company.

                  SECTION 2.3 No Other Representations or Warranties. Except as expressly set forth in this Article II, Seller makes no representations, warranties or guarantees concerning the Company, the Shares or the assets of the Company, including, without limitation, with respect to financial condition, value, prospects, operations, physical condition, merchantability or fitness for a particular purpose, all of which are expressly disclaimed.

                             ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Seller as of the date hereof as follows:

                  SECTION 3.1 Accounts. The Accounts are good and valid Accounts representing bona fide indebtedness incurred by Seller and are not subject to any other credits by Purchaser. Purchaser owns all of the Accounts free and clear of any encumbrance.

                  SECTION 3.2 Power and Authority; Consents and Approvals; No Violations. Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and each other agreement, instrument and document to be executed and delivered by or on behalf of Purchaser in connection herewith, including without limitation the power and authority to forgive all amounts owed by Seller to Purchaser under the Accounts. Neither the execution, delivery or performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of his properties or assets may be bound; (ii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Purchaser, or any of his properties or assets; or (iii) require on the part of Purchaser any filing or registration with, notification to, or authorization, consent or approval of, any governmental entity; except in the case of such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain would not materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement.

                  SECTION 3.3 Investigation by Purchaser. In entering into this Agreement, Purchaser:

                  (a) acknowledges that neither Seller nor any of its respective directors, officers, employees, affiliates, agents, advisors or representatives has made or makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or his agents or representatives;

                  (b) acknowledges that it has had the opportunity to conduct an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement, Purchaser has relied solely on the results of such investigation and the representations and warranties of Seller set forth herein. Such representations and warranties by Seller constitute the sole and exclusive representations and warranties of Seller to Purchaser in connection with the transactions contemplated hereby, and Purchaser acknowledges and agrees that Seller is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement; and

                  (c) agrees, to the fullest extent permitted by law, that neither Seller nor any of its directors, officers, employees, shareholders, affiliates, agents, advisors or representatives shall have any liability or responsibility whatsoever to Purchaser on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Purchaser, except that the foregoing limitations shall not (a) apply to Seller to the extent Seller makes the specific representations and warranties set forth in Article II of this Agreement, but always subject to the limitations and restrictions contained herein, or (b) preclude Purchaser from seeking any remedy for fraud.

                  SECTION 3.4 Securities. Purchaser hereby acknowledges that the Share are not registered under any applicable securities laws of the United States, any state of the United States or any other governmental entity. Purchaser is acquiring the Shares for its own account as principal, for investment and not with a view toward the sale or distribution thereof. Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Shares and has the ability to bear the economic risks of such investment.

                  SECTION 3.5 No Other Representations or Warranties. Purchaser acknowledges that except as expressly set forth in Article II hereof, Seller makes no representations, warranties or guarantees concerning the Company, the Shares or the assets of the Company, including, without limitation, with respect to financial condition, value, prospects, operations, physical condition, merchantability or fitness for a particular purpose, all of which are expressly disclaimed. Purchaser acknowledges that, as a current shareholder or affiliate of a shareholder of the Company, it is familiar with and knowledgeable of the business, financial condition, prospects and operation of the Company, and has had the opportunity to inspect the assets of the Company, which shall be acquired in their "as-is" and "where-is" condition.

                  SECTION 3.6 Investment Intent. Purchaser hereby represents that it:

                  (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Company. Purchaser will acquire its interest in the Company for investment only, and not with a view toward or for sale in connection with any distribution thereof or with any present intention of distributing or selling any interest therein. Purchaser understands that the transactions contemplated hereby have not been, and will not be registered or qualified under the Securities Act of 1933, as amended, nor any state or any other applicable securities law, by reason of a specific exemption from the registration or qualification provisions of those laws, based in part upon Purchaser's representations in this Agreement. Purchaser understands that no part of the interest in the Company which Purchaser acquires may be resold unless such resale is registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws or an exemption from such registration and qualification is available;

                  (b) is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment therein; and

                  (c) recognizes that such investment involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company.

                              ARTICLE IV

                               COVENANTS

                  SECTION 4.1  Approvals and Consents; Cooperation;
Notification.

                  (a) The parties hereto shall use their respective best efforts, and cooperate with each other, to obtain as promptly as practicable all governmental and third party authorizations, approvals, assignments, consents or waivers required in order to consummate the transactions contemplated by this Agreement.

                  (b) Seller and Purchaser shall take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all governmental authorizations, approvals, consents or waivers, and to respond as promptly as practicable to any inquiries from any governmental entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any other governmental entity in connection therewith.

                  SECTION 4.2 Further Assurances. Each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                  SECTION 4.3 Assumption of Debt and Indemnity. As a material inducement to Seller to enter into this agreement, Purchaser agrees to unconditionally assume all debts and obligations of Company, without exception, and to pay and satisfy the same as and when such debts and obligations become due. Seller further agrees to indemnify Seller and hold Seller harmless from and against all debts and obligations of Company, including all costs, expenses and attorneys' fees that may be incurred by Seller in relation thereto.

                               ARTICLE V

                            INDEMNIFICATION

                  SECTION 5.1 Indemnification. No party shall be entitled to recover from the other more than the Purchase Price in the aggregate pursuant to this Section 5.1.

                  (a) Indemnification by Seller. Subject to the limits set forth in this Section 5.1, Seller agrees to indemnify, defend and hold Purchaser, its agents and affiliates, harmless from and in respect of any and all losses, damages, costs and reasonable expenses (including, without limitation, reasonable expenses of investigation and defense fees and disbursements of counsel and other professionals), (collectively, "Losses"), that they may incur arising out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Seller contained in this Agreement.

                  (b) Indemnification by Purchaser. Subject to the limits set forth in this Section 5.1, Purchaser agrees to indemnify, defend and hold Seller, its officers, directors, agents and affiliates, harmless from and in respect of any and all Losses that they may incur (i) arising out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Purchaser contained in this Agreement and (ii) arising out of or in connection with the assets, businesses, operations, conduct, products and/or employees (including former employees) of the Company, and that do not arise out of a breach of Seller's representations and warranties in, or a default in the performance of any of Seller's covenants under, this Agreement.

                  (c) Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter for a period of one year from the Closing Date; provided, however, that such representations or warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such applicable period in accordance with Section 5.1(d) hereof.

                  (d) Notice and Opportunity to Defend. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 5.1(a) or 5.1(b), the party seeking indemnification shall notify the other party obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding, provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such party seeking indemnification and, after notice from the Indemnifying Party to such party seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such party in connection with the defense thereof. The party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. In no event shall an Indemnifying Party be liable for any settlement effected without its consent.

                              ARTICLE VIARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.1 Counterparts; Facsimile. This Agreement may be executed by facsimile and in multiple counterparts, all of which shall together be considered one and the same agreement.

                  SECTION 6.2 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided herein, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  SECTION 6.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  SECTION 6.4 Governing Law. This
Agreement shall be governed and construed in accordance with the laws of the State of Utah applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

                  SECTION 6.5 Jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of any state or federal court located in the State of Utah (collectively, the "Utah Courts"), preserving, however, all rights of removal to federal court under 28 U.S.C. Section 1441. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Utah Courts in any other court or jurisdiction.

                  ECTION 6.6 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

                  SECTION 6.7 Headings. Headings of the articles and sections of this Agreement and the Table of Contents are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

                  SECTION 6.8 Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  SECTION 6.9 Governing Language. This Agreement shall be prepared in two (2) English counterparts, each of which shall be equally effective. One or more of the parties may choose to prepare a Chinese translation of this Agreement for recording with the Examination and Approval Authority. In the event of any discrepancy between this Agreement and any Chinese translation hereof, the English version shall govern.

                  {Remainder of page intentionally left blank}
                             Signature page follows

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

"SELLER"

WORLD FITNESS SALES, Cayman Island corporation


   By:  /s/ Lynn Brenchley
 Name: Lynn Brenchley
Title: President

"PURCHASER"

GOODWAY HOLDING CO, a [                       ]
corporation


   By: /s/ Johnny Lee
 Name: Johnny Lee
Title: President

                                    EXHIBIT A

                              (Satisfied Invoices)